                                                                 EXHIBIT 10.48.1

                             CHOLESTECH CORPORATION

                     FIRST AMENDMENT TO SEVERANCE AGREEMENT

         This First Amendment to the Severance Agreement dated as of July 19, 2001 (the "Agreement"), is made as of October 10, 2003 (the "Amendment"), by and between Cholestech Corporation, a California corporation (the "Company"), and Tom Worthy (the "Employee").

         WHEREAS, the Company and the Employee desire to amend Section 2(b) of the Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, the Company and the Employee agree as follows:

         1. Section 2(b) is hereby amended to read in its entirety as follows:

         "Severance Payment. If the Company terminates the Executive's employment, for any or no reason, then the Executive shall be entitled to receive a severance payment in an amount equal to 12 months of the Executive's base salary as in effect immediately prior to such termination. Such severance payment shall be in lieu of any other severance payment to which the Executive shall be entitled pursuant to any employment agreement, offer letter or the Company's then existing severance plans and policies; provided, however, that the Executive shall be entitled to the severance payment provided for in Section 4(b)(i) of the Change of Control Severance Agreement between the Executive and the Company (the "Change of Control Agreement") in lieu of the severance payment provided for under this Agreement if the Executive's employment with the Company terminates as a result of an Involuntary Termination (as such term is defined in the Change of Control Agreement) at any time within 12 months after a Change of Control (as such term is defined in the Change of Control Agreement). Such severance payment shall be payable over a period of 12 months commencing on the date of such termination in accordance with the Company's normal payment practices. In addition, during the 12 month period commencing on the date of such termination, the Company shall continue to make available to the Executive and the Executive's spouse and dependents covered under any group health plans or life insurance plans of the Company on the date of such termination of employment, all group health, life and other similar insurance plans in which the Executive or such covered dependents participate on the date of the Executive's termination; provided, however, that (i) the Executive constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; and (ii) the Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA."

         2. Except as amended as set forth above, the Agreement shall continue in full force and effect and the parties thereto shall continue to enjoy and be bound by all of their rights and obligations thereunder.

         3. This Amendment shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         4. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same amendment, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         5. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Severance Agreement as of the day and year first above written.

                                    CHOLESTECH CORPORATION
                                    a California corporation

                                    By:    /s/  Warren E. Pinckert II
                                        -----------------------------
                                           Warren E. Pinckert II
                                           President and Chief Executive Officer

                                           /s/   Thomas Worthy
                                    ------------------------------------
                                    Thomas Worthy

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